UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2008

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	0-13818	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 MUNOZ RIVERA AVE, POPULAR CENTER BUILDING, HATO REY , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 17, 2008, Popular, Inc. (the "Corporation" or "Popular" ) announced that its leading banking franchise in Puerto Rico, Banco Popular of Puerto Rico, has reached an agreement to purchase from R-G Mortgage Corp., a unit of R-G Financial, the third-party mortgage servicing rights to a mortgage loan portfolio of approximately $5.1 billion. The transaction is expected to close in the fourth quarter of 2008. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

In addition, on September 18, 2008, the Corporation announced the sale of manufactured housing loan assets of its U.S. mortgage subsidiary Popular Financial Holdings, or PFH, to 21st Mortgage Corp. and Vanderbilt Mortgage and Finance, Inc. This transaction provided approximately $194 million in cash and further reduce its assets at its PFH subsidiary, in conjunction with previously announced asset sales. Popular expects to report a pre-tax loss of approximately $70 million in connection with this sale. A copy of the press release is attached to this Form 8-K as Exhibit 99.2.

As a result of this sale and Popular’s previously disclosed agreement to sell loan and servicing assets of PFH to affiliates of Goldman Sachs (the "PFH Asset Sale") and the issuance of Floating Rate Notes (as disclosed in a Form-8K on September 16, 2008), and assuming the PFH Asset Sale transaction is consummated on the terms described, Popular expects to have over $1.8 billion of liquidity available, including $650 million of available cash and investments, $250 million of proceeds from the issuance of the Floating Rate Notes, approximately $194 million from the sale of PFH’s manufactured loan assets and approximately $700 million from the PFH Asset Sale expected to be consummated during the fourth quarter of 2008. On a combined basis, these resources exceed the amount of indebtedness of Popular and its subsidiaries that comes due during the remainder of 2008 and all of 2009.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press release dated September 17, 2008
Exhibit 99.2 Press release dated September 18, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

September 22, 2008	By:	Ileana Gonzalez

Name: Ileana Gonzalez
Title: Senior Vice President and Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	Press realease dated 9/17/2008
99.2	Press realease dated 9/18/2008